UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2015

THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)
MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04543
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is
intended to simultaneously satisfy the filing obligations
of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	Page 1
Section 9 - Financial Statements and Exhibits	Page 2
Signatures	Page 3

Section 5 - Corporate Governance and Management

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 2, 2015, The First Bancorp, Inc. (Nasdaq: FNLC) (the “Company”) announced that Daniel R. Daigneault retired as President, Chief Executive Officer and Director of the Company as well as Chief Executive Officer and Director of its wholly-owned banking subsidiary, The First, N.A. (the “Bank”).

As announced previously, Tony C. McKim, currently President, Chief Operating Officer and Director of the Bank, as well as Executive Vice President, Chief Operating Officer and Director of the Company, is assuming the responsibilities and title of President and Chief Executive Officer of the Company and the Bank. He will also remain a Director of both the Company and the Bank.

The First, N.A. was originally chartered as The First National Bank of Damariscotta in 1864 and is the eighteenth-oldest national bank in the United States. Mr. Daigneault joined the Bank in March of 1994 and is the longest-serving Chief Executive Officer in the Bank’s 150-year history.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
The following Exhibits are being furnished herewith:

Exhibit 10.1 Specimen Deferred Compensation Agreement entered into with Mr. Daigneault. Incorporated by reference to Exhibit 10.10 to the Company's Quarterly Report on Form 10-Q filed on November 7, 2014.

Exhibit 99.1 Announcement of Mr. Daigneault’s intention to retire. Incorporated by reference to the Company's Form 8-K filed under item 5.02 on May 20, 2014.

Exhibit 99.2 Details regarding Mr. Daigneault’s definitive retirement date. Incorporated by reference to the Company's Form 8-K filed under item 5.02 on September 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.

By: /s/ F. STEPHEN WARD

F. Stephen Ward
Executive Vice President & Chief Financial Officer

Dated: January 2, 2015